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                                                                  Exhibit 23.4



                            INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Registration Statement of U.S. Bancorp on Form S-4 of our report dated January 31, 1997 and incorporated by reference in the Annual Report on Form 10-K of the former U.S. Bancorp for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

October 20, 1997